As filed with the Securities and Exchange Commission on September 1, 2011

Registration No. 333-167779

Registration No. 333-155533

Registration No. 333-129392

Registration No. 333-129391

Registration No. 333-71892

Registration No. 333-62151

Registration No. 333-62157

Registration No. 333-41291

Registration No. 333-41327

Registration No. 333-23237

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167779

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155533

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129392

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129391

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-71892

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62151

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62157

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41291

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41327

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-23237

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIANT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	11-2749765
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3925 Brookside Parkway

Alpharetta, Georgia 30022

(770) 576-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

2005 LONG-TERM INCENTIVE PLAN

AMENDMENT NO. 3 TO AMENDED AND RESTATED 1995 STOCK OPTION PLAN

RADIANT SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN

AMENDMENT NO. 2 TO AMENDED AND RESTATED 1995 STOCK OPTION PLAN

AMENDMENT NO. 1 TO AMENDED AND RESTATED 1995 STOCK OPTION PLAN

RADIANT SYSTEMS, INC. NON-MANAGEMENT DIRECTORS’ STOCK OPTION PLAN

AMENDED AND RESTATED 1995 STOCK OPTION PLAN

(Full titles of the Plans)

John G. Bruno

Chief Executive Officer and President

Radiant Systems, Inc.

3925 Brookside Parkway

Alpharetta, Georgia 30022

(770) 576-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Betty O. Temple, Esq.

Womble Carlyle Sandridge & Rice, PLLC

271 17th Street, NW

Suite 2400

Atlanta, Georgia 30363-1017

(404) 872-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Radiant Systems, Inc., a Georgia corporation (“Radiant”) on Form S-8 (collectively, the “Registration Statements”) filed by Radiant with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-23237, registering 4,000,000 shares of Radiant’s common stock, no par value (“Common Stock”) and options, under the Amended and Restated 1995 Stock Option Plan;

•	Registration Statement No. 333-41327, registering 100,000 shares of Common Stock and options under the Radiant Systems, Inc. Non-Management Directors’ Stock Option Plan;

•	Registration Statement No. 333-41291, registering 1,000,000 shares of Common Stock and options under Amendment No. 1 to Amended and Restated 1995 Stock Option Plan;

•	Registration Statement No. 333-62157, registering 1,000,000 shares of Common Stock and options under Amendment No. 2 to Amended and Restated 1995 Stock Option Plan;

•	Registration Statement No. 333-62151, registering 1,000,000 shares of Common Stock and options under the Radiant Systems, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-71892, registering 4,000,000 shares of Common Stock and options under Amendment No. 3 to Radiant Systems, Inc. Amended and Restated 1995 Stock Option Plan;

•	Registration Statement No. 333-129391, registering 2,500,000 shares of Common Stock and options under the 2005 Long-Term Incentive Plan;

•	Registration Statement No. 333-129392, registering 1,000,000 shares of Common Stock under the Employee Stock Purchase Plan;

•	Registration Statement No. 333-155533, registering 2,000,000 shares of Common Stock and options under the Amended and Restated 2005 Long-Term Incentive Plan; and

•	Registration Statement No. 333-167779, registering 1,400,000 shares of Common Stock and options under the Amended and Restated 2005 Long-Term Incentive Plan.

On August 24, 2011, pursuant to that certain Agreement and Plan of Merger dated July 11, 2011 (the “Merger Agreement”) among NCR Corporation, a Maryland corporation (“Parent”), Ranger Acquisition Corporation, a Georgia corporation and wholly owned subsidiary of Parent and Radiant, Radiant became a wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, Radiant has terminated all offerings of Radiant’s securities pursuant to the Registration Statements.

Accordingly, Radiant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by Radiant in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of Radiant that had been registered for issuance but remain unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on September 1, 2011.

RADIANT SYSTEMS, INC.

By:	/s/ John G. Bruno
John G. Bruno
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Bruno John G. Bruno	President and Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2011

/s/ Robert P. Fishman Robert P. Fishman	Chief Financial Officer and Treasurer and Director (Principal Financial and Accounting Officer)	September 1, 2011